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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of Liberty Property Trust and to the incorporation by reference therein of (i) our report dated January 15, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Liberty Center Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Securities and Exchange Commission (the "Commission") on January 16, 1998, (ii) our report dated February 13, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Pompano/Cypress Parks Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on February 13, 1998, (iii) our report dated February 27, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Acquisition Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Securities and Exchange Commission on March 12, 1998, (iv) our report dated April 16, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the
Pureland Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on April 17, 1998, (v) our report dated June 11, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for 2800 Northwest Boulevard, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on June 12, 1998, (vi) our report dated June 24, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for Boca Collonade, included in the Current Report on Form 8-K of Liberty Property Trust and the Liberty Property Limited Partnership filed with the Commission on June 24, 1998 and (vii) our report dated July 7, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Acquisition Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on July 13, 1998.


                        /s/ Fegley & Associates


Plymouth Meeting, Pennsylvania
September 2, 1998